Exhibit 99.3

CONSENT OF MAXIM GROUP LLC

May 14, 2025

We hereby consent to (i) the inclusion of our opinion letter, dated July 1, 2024, to the Board of Directors of ReShape Lifesciences Inc. (“ReShape”) as Annex C to the proxy/information statement-prospectus which forms a part of the Registration Statement on Form S-4 of ReShape filed with the Securities and Exchange Commission on May 14, 2025 relating to the proposed merger of Vyome Therapeutics, Inc. and Raider Lifesciences Inc., a wholly owned subsidiary of ReShape and (ii) the references to such opinion in such proxy/information statement-prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ MAXIM GROUP LLC